EXHIBIT 99.1

FAT Brands Inc. Agrees to Acquire Twin Peaks Restaurant Chain for $300 Million

Sports Lodge Marks the First Polished Casual Dining Chain to Join FAT Brands

LOS ANGELES, September 1, 2021 – FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) (“FAT Brands” or the “Company”) announced today that it has agreed to acquire Twin Peaks, a chain of sports lodges known for scratch-made food and signature 29° draft beers, from Garnett Station Partners for $300 million. This acquisition brings to FAT Brands a fast-growing, polished casual dining brand, and will be funded with the proceeds of $250 million of new securitization notes and the issuance to the sellers of shares of Series B preferred stock. The transaction is expected to close by the end of September 2021.

The acquisition of Twin Peaks will expand the FAT Brands portfolio from quick-service, fast casual and casual dining concepts into the fast-growing segment of polished casual dining. With 82 stores currently open, six additional stores due to open by year-end 2021, and another 18 under development over the next 18 months, the purchase of Twin Peaks is expected to bring FAT Brands’ systemwide sales from approximately $1.4 billion to over $1.8 billion across more than 2,100 franchised and corporate-owned stores around the world. The addition of Twin Peaks, including the new stores due to open and under development, is expected to increase the Company’s post-COVID normalized EBITDA by approximately $25 to $30 million.

“Twin Peaks is a noteworthy addition for FAT Brands. Following the recent acquisitions of Johnny Rockets and Global Franchise Group, this acquisition comes at a time when we’re seeking to expand our market segments into sports and polished casual dining,” said FAT Brands CEO Andy Wiederhorn. “As a strong, growth-oriented concept, Twin Peaks complements our existing brands. The average unit volumes of $4.5 million to $6.5 million for new units is at the high end of industry growth standards. The exceptional unit economics and proven track record of the Twin Peaks brand has led to extraordinary demand for new store openings from new and existing franchisees. The current pipeline of new franchise locations as well as the large potential for global expansion of this successful brand is what brought us to the table and makes this a truly unique acquisition for FAT Brands. We’re pleased to have the support of Garnett Station Partners as we continue the expansion of Twin Peaks into new markets.”

“The sale of Twin Peaks to FAT Brands marks a major milestone for us after a year of consistent sales growth as we work towards our vision of becoming a global-facing brand,” said Joe Hummel, CEO of Twin Peaks. “FAT Brands has a proven track record of scaling and introducing concepts to international markets. We’re excited to be part of Andy’s vision as he continues to build FAT Brands.”

Matt Perelman, Managing Partner at Garnett Station Partners added: “Since our investment, Twin Peaks has become one of the fastest growing sports-themed, bar-forward concepts in the sector. We’re thankful for Andy’s partnership as we move forward with this deal and are confident that Twin Peaks will continue its success under FAT Brands.”

Duff & Phelps Securities, LLC served as financial advisor and Kirkland & Ellis LLP acted as legal counsel to Garnett Station Partners. Greenberg Traurig LLP acted as legal counsel to FAT Brands Inc.

Conference Call and Webcast

FAT Brands will host a conference call and webcast to discuss the acquisition on Thursday, September 2, at 8:30 AM ET. Hosting the conference call and webcast will be Andy Wiederhorn, President and Chief Executive Officer, and Ken Kuick, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 1-877-705-6003, passcode 13722849. A replay will be available after the call until Thursday, September 9, 2021, and can be accessed by dialing 1-844-512-2921, passcode 13722849. The webcast will be available at www.fatbrands.com under the “Investors” section and will be archived on the site shortly after the call has concluded.

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About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets and develops fast casual and casual dining restaurant concepts around the world. The Company currently owns 14 restaurant brands: Round Table Pizza, Fatburger, Marble Slab Creamery, Johnny Rockets, Great American Cookies, Hot Dog on a Stick, Buffalo’s Cafe & Express, Hurricane Grill & Wings, Pretzelmaker, Elevation Burger, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses, and franchises over 2,000 units worldwide. For more information on FAT Brands, please visit www.fatbrands.com.

About Garnett Station Partners

Garnett Station Partners is a principal investment firm founded in 2013 by Matt Perelman and Alex Sloane and has over $750 million of assets under management. Garnett Station partners with experienced and entrepreneurial management teams and strategic investors to build value for its portfolio of growth platforms. The firm draws on its global relationships, operational experience and rigorous diligence process to source, underwrite and manage investments. Core sectors include food & beverage, health & wellness, automotive and business services. Garnett Station’s culture is based on the principles of entrepreneurship, collaboration, analytical rigor and accountability. For more information, please visit www.garnettstation.com.

About Twin Peaks

Founded in 2005 in the Dallas suburb of Lewisville, Twin Peaks now has 82 locations in 25 states. Twin Peaks is the ultimate sports lodge featuring made-from-scratch food and the coldest beer in the business surrounded by scenic views and the latest in high-definition TVs. At every Twin Peaks, guests are immediately welcomed by a Twin Peaks team member and served up a menu made for MVPs. From its smashed and seared to order burgers to in-house smoked ribs and hand-breaded wings, guests can expect menu items capable of satisfying every appetite. To learn more about franchise opportunities, visit www.twinpeaksfranchise.com. For more information, visit www.twinpeaksrestaurant.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the ability of the Company to complete the acquisition of Twin Peaks and open new stores under development, the future financial performance and growth of the Company following the acquisition of Twin Peaks, including expectations of the Company’s EBITDA, unit volumes and system-wide sales following the acquisition, and the Company’s ability to conduct future accretive and successful acquisitions. Forward-looking statements reflect the Company’s expectations concerning the future and are subject to significant business, economic and competitive risks, uncertainties and contingencies including, but not limited to, the Company’s ability to successfully integrate and exploit the synergies of the acquisition of Twin Peaks, the Company’s ability to grow and expand revenues and earnings following the acquisition, and uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic. These risks, uncertainties and contingencies are difficult to predict and beyond our control, and could cause our actual results to differ materially from those expressed or implied in such forward-looking statements. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

About Non-GAAP Projected Financial Measures

This press release includes projections of future EBITDA, a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). EBITDA is defined as net income (loss), before interest expense, income tax expense (benefit), depreciation and amortization expense. EBITDA is not a measurement of the Company’s financial performance under GAAP, and should not be considered in isolation or as an alternative to net income (loss) as a measure of financial performance, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The Company believes that EBITDA is an important supplemental measure of its operating performance because it eliminates the impact of expenses that do not relate to business performance. The Company also believes that this non-GAAP measure is useful to investors because it and similar measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry and provide additional information regarding growth rates on a more comparable basis than would be provided without such adjustments.

The Company prepared the information included in this press release based upon available information and assumptions and estimates that it believes are reasonable. The Company cannot assure you that its estimates and assumptions will prove to be accurate. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

MEDIA Contact:

Erin Mandzik, JConnelly

emandzik@jconnelly.com

862-246-9911

INVESTOR RELATIONS:

Lynne Collier, ICR
IR-FATBrands@icrinc.com
646-430-2216